UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2011

Lincare Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19946	51-0331330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19387 U.S. 19 North, Clearwater, FL 33764

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 727-530-7700

(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 15, 2011, we entered into a $450 million Credit Agreement with Bank of America, N.A. as Agent and Credit Agricole Corporate and Investment Bank and Wells Fargo Bank, National Association, as Co-Syndication Agents and U.S. Bank National Association and RBS Citizens, National Association, as Co-Documentation Agents and a syndicate of lenders. The new revolving credit facility was arranged by Merrill Lynch, Pierce Fenner & Smith Incorporated, Credit Agricole Corporate and Investment Bank and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Managers. The Credit Agreement replaces our existing $390 million revolving credit facility, which was scheduled to expire in December, 2011.

Certain of the lenders party to the Credit Agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries for which they have received, and will receive, customary fees and expenses.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement

On September 15, 2011, we terminated our existing $390 million Amended Credit Agreement dated as of December 1, 2006 with Bank of America, N.A. as Agent and the lenders party thereto. The agreement was terminated simultaneously with our entry into a new five-year $450 million Credit Agreement. There were balances outstanding under the Amended Credit Agreement of $80.0 million, and $33.8 million of standby letters of credit issued pursuant to the prior facility that were funded under the new Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is incorporated herein in its entirety.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Credit Agreement dated as of September 15, 2011 among Lincare Holdings Inc., as Borrower, certain subsidiaries of the Borrower from time to time party thereto, as Guarantors, the several lenders from time to time party thereto and Bank of America, N.A. as Agent and Credit Agricole Corporate and Investment Bank and Wells Fargo Bank, National Association, as Co-Syndication Agents and U.S. Bank National Association and RBS Citizens, National Association, as Co-Documentation Agents.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincare Holdings Inc.

By:	/s/ Paul G. Gabos
Paul G. Gabos
Chief Financial Officer, Treasurer and Secretary

September 19, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement dated as of September 15, 2011 among Lincare Holdings Inc., as Borrower, certain subsidiaries of the Borrower from time to time party thereto, as Guarantors, the several lenders from time to time party thereto and Bank of America, N.A. as Agent and Credit Agricole Corporate and Investment Bank and Wells Fargo Bank, National Association, as Co-Syndication Agents and U.S. Bank National Association, and RBS Citizens, National Association, as Co-Documentation Agents.